Exhibit 10.7

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE dated as of April 1, 2008, by and among Abitibi-Consolidated Inc. (the “Company”), Abitibi-Consolidated Finance L.P. (“Finance L.P.”), as issuer, a corporation duly organized and existing under the laws of Canada, Abitibi-Consolidated Company of Canada (“ACCC”), a corporation duly organized and existing under the laws of the Province of Quebec, as co-obligor, and The Bank of Nova Scotia Trust Company of New York, as trustee (the “Trustee”) (the “Fifth Supplemental Indenture”), supplementing the Indenture dated as of July 26, 1999 among the Company, Finance L.P. and the Trustee (the “Base Indenture”), as supplemented by: (i) that certain First Supplemental Indenture dated as of September 1, 2001 among (1) the Company, (2) Finance L.P., (3) the Company and 3834328 Canada Inc. (“3834328”) as partners of Abitibi-Consolidated General Partnership (“ACGP”) and (4) the Trustee (the “First Supplemental Indenture”); (ii) that certain Second Supplemental Indenture dated as of October 1, 2001 among (1) the Company, (2) Finance L.P., (3) the Company and 3834328 in their capacity as partners of ACGP, (4) Donohue Forest Products Inc. (now ACCC) (“DFP”), and (5) the Trustee (the “Second Supplemental Indenture”); (iii) that certain Third Supplemental Indenture dated as of December 1, 2001 among (1) the Company, (2) Finance L.P., (3) ACCC, (4) the Company and 3834328 in their capacity as partners of ACGP, (5) DFP, and (6) the Trustee (the “Third Supplemental Indenture”); and (iv) that certain Fourth Supplemental Indenture dated as of November 21, 2005 among (1) the Company, (2) Finance L.P., (3) ACCC and (4) the Trustee (the “Fourth Supplemental Indenture”; and, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”).

All capitalized terms used but not defined in this Fifth Supplemental Indenture shall have the respective meanings set forth in the Base Indenture;

WHEREAS, Finance L.P. has issued, and the Trustee has authenticated and there have been delivered pursuant to the Indenture, $250,000,000 aggregate principal amount of 7.875% Senior Notes due August 1, 2009 (the “August 2009 Securities”), $150,000,000 aggregate principal amount of which is currently outstanding;

WHEREAS, other securities have been issued pursuant to the Indenture, namely $500,000,000 aggregate principal amount of 8.55% Senior Notes due August 1, 2010 ($395,000,000 aggregate principal amount of which is currently outstanding), $250,000,000 aggregate principal amount of 8.50% debentures due August 1, 2029 and $450,000,000 aggregate principal amount of 8.85% debentures due April 1, 2030 (collectively, the “Other Issued Securities”);

WHEREAS, this Fifth Supplemental Indenture does not apply in respect of the Other Issued Securities and only applies in respect of the August 2009 Securities;

WHEREAS, pursuant to a second amended and restated offering circular dated March 18, 2008 (as modified, amended, restated or supplemented from time to time, the “Exchange Offer Circular”), ACCC is offering to exchange the August 2009 Securities for (i) cash and (ii) a new note in the principal amount of $850 per $1,000 principal amount of August 2009 Securities validly tendered (and not validly withdrawn) by the Consent Payment Deadline (as such term is defined in the Exchange Offer Circular) or $850 per $1000 principal amount of August 2009 Securities tendered (and not validly withdrawn) after the Consent Payment Deadline but prior to the Exchange Expiration Date (as such term is defined in the Exchange Offer Circular);

WHEREAS, it is a condition to the completion of the Exchange Offer, that the Fifth Supplemental Indenture provide, in respect of the August 2009 Securities, for the deletion from the Base Indenture of Sections 10.6 and 10.7 respectively entitled “Limitation on Liens” and “Limitations on Sale and Leaseback” and certain conforming changes (the “Amendments”);

WHEREAS, pursuant to the Indenture, the Amendments require the written consent of the holders of the August 2009 Securities of at least a majority in aggregate principal amount of the August 2009 Securities outstanding;

WHEREAS, pursuant to the Exchange Offer Circular, the tendering of the August 2009 Securities is a deemed consent to the Amendments;

WHEREAS, more than a majority in aggregate principal amount of the August 2009 Securities have been validly tendered (and not validly withdrawn);

WHEREAS, pursuant to Section 9.2 of the Base Indenture, the Company, ACCC and Finance L.P. when authorized by a Board Resolution or Action of General Partner, as the case may be, and the Trustee may enter into an indenture or indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of any series of Securities and any related coupons under this Indenture, but only with the consent of the Holders of more than 50% in principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby, in each case by Act of said Holders of Securities of each such series delivered to the Company and the Trustee;

WHEREAS, all acts and proceedings required by law and the Indenture to authorize, approve and constitute this Fifth Supplemental Indenture as a valid and binding agreement in respect of the August 2009 Securities for the uses and purposes set forth herein, in accordance with its terms, have been done and taken, and the execution and delivery of this Fifth Supplemental Indenture have in all respects been duly authorized by the Company, Finance L.P., ACCC and the Trustee; and

WHEREAS, the foregoing recitals are made as representations or statements of fact by the Company, Finance, L.P. and ACCC and not by the Trustee.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, Finance L.P., ACCC and the Trustee hereby agree as follows:

1.	The following covenants from Article X of the Base Indenture are hereby deleted in their entirety in respect of the August 2009 Securities only:

(i) the covenant entitled “Limitation on Liens” under Section 10.6; and

(ii) the covenant entitled “Limitation on Sale and Leaseback” under Section 10.7.

(b) Article VIII, Section 8.3 of the Base Indenture is hereby amended in respect of the April 2008 Securities only by deleting the first paragraph thereof in its entirety and replacing such first paragraph with the following:

“If, upon any consolidation or amalgamation of an Obligor with or merger or arrangement of an Obligor into any other corporation or partnership, or upon any conveyance, lease or transfer of all or substantially all of the properties and assets of such Obligor to any Person in accordance with Section 8.1, any properties or assets of such Obligor or any Subsidiary of such Obligor owned immediately prior thereto, would thereupon become subject to any Lien, then, unless the sum of (i) the principal amount of indebtedness for borrowed money secured by Liens created, incurred or assumed after the date hereof and (ii) the Attributable Value of all Sale and Leaseback Transactions entered into after the date hereof and otherwise prohibited by this Indenture does not exceed 10% of the Consolidated Net Tangible Assets of the Parent, such Obligor simultaneously with or prior to such consolidation, amalgamation, merger, arrangement, conveyance, lease or transfer, will cause such Securities to be so secured; provided, however, that, for the purpose of providing such equal and ratable security, the principal amount of Original Issue Discount Securities and Indexed Securities shall mean that amount which would, at the time of making such effective provision, be due and payable pursuant to Section 5.2 and the terms of such Original Issue Discount Securities and Indexed Securities upon a declaration of acceleration of the Maturity thereof, and the extent of such equal and ratable security shall be adjusted, to the extent permitted by law, as and when said amount changes over time pursuant to the terms of such Original Issue Discount Securities and Indexed Securities.”

(c) Article IX, Section 9.1 of the Base Indenture is hereby amended in respect of the April 2008 Securities only by deleting Subsection 6 thereof in its entirety and replacing such Subsection 6 with the following:

“(6) to secure the Securities pursuant to the requirements of Section 8.3 or otherwise; or”

(d) Article X, Section 10.8 of the Base Indenture is hereby amended in respect of the April 2008 Securities only by deleting the first paragraph thereof in its entirety and replacing such first paragraph with the following:

“An Obligor may omit in any particular instance to comply with any covenant or condition set forth in Sections 8.3 and 10.5, and any other covenant not set forth herein and specified pursuant to Section 3.1 to be applicable to the Securities of any series, if before or after the time for such compliance the Holders of more than 50% in principal amount of the Outstanding Securities of each series of Securities affected by the omission (which, in the case of a covenant not set forth herein and specified pursuant to Section 3.1 to be applicable to the Securities of any series, shall include only those series to which such covenant is so specified to be applicable) shall, in each case by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Obligor and the duties of the Trustee with respect to any such covenant or condition shall remain in full force and effect.”

(e) Article XIV, Section 14.3 of the Base Indenture is hereby amended in respect of the April 2008 Securities only by deleting the first sentence thereof in its entirety and replacing such first sentence with the following:

“Upon an Obligor’s exercise of the option applicable to this Section with respect to any Securities of or within a series, such Obligor shall be released from its obligations under Section 8.1, Section 8.3, Sections 10.5 and 10.9 and, if specified pursuant to Section 3.1, its obligations under any other covenant, with respect to such Outstanding Securities and any related coupons on and after the date the conditions set forth in Section 10.4 are satisfied (hereinafter, “covenant defeasance”), and such Securities and any related coupons shall thereafter be deemed not to be “Outstanding” for the purposes of any request, demand, authorization, direction, notice, consent, waiver or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder.”

2.	On the date hereof, the Indenture shall be supplemented and amended in accordance herewith but only in respect of the August 2009 Securities, and this Fifth Supplemental Indenture shall form a part of the Indenture for all purposes but only in respect of the August 2009 Securities, and every Holder of August 2009 Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

3.	This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

4.	Except as expressly supplemented and amended hereby in respect of the August 2009 Securities, the Indenture is in all respects ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect.

5.	All covenants and agreements in this Fifth Supplemental Indenture in respect of the August 2009 Securities by the Company, Finance L.P., ACCC or the Trustee (as the case may be) shall bind its respective successors and assigns, whether so expressed or not.

6.	In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.	Nothing in this Fifth Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors in respect of the August 2009 Securities under the Indenture and the Holders of the August 2009 Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture in respect of the August 2009 Securities.

8.	If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Fifth Supplemental Indenture, such required provision shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Fifth Supplemental Indenture as so modified or shall be excluded, as the case may be.

9.	This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

10.	All the provisions of this Fifth Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture in respect of the August 2009 Securities; and the Indenture, as supplemented and amended by this Fifth Supplemental Indenture, shall be read, taken and construed as one and the same instrument in respect of the August 2009 Securities.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Fifth Supplemental Indenture to be duly executed, as of the day and year first above written.

ABITIBI-CONSOLIDATED INC.		ABITIBI-CONSOLIDATED FINANCE L.P. by its General Partner ABITIBI-CONSOLIDATED NOVA SCOTIA INCORPORATED

By:	/s/ Pierre Rougeau	By:	/s/ Pierre Rougeau
Name:	Pierre Rougeau	Name:	Pierre Rougeau
Title:	Vice President and Assistant Secretary	Title:	President and Assistant Secretary

By:	/s/ Allen Dea	By:	/s/ Jacques P. Vachon
Name:	Allen Dea	Name:	Jacques P. Vachon
Title:	Vice President and Secretary	Title:	Secretary

ABITIBI-CONSOLIDATED COMPANY OF CANADA		BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

By:	/s/ Jacques P. Vachon	By:	/s/ Warren A. Goshine
Name:	Jacques P. Vachon	Name:	Warren A. Goshine
Title:	Senior Vice President, Corporate Affaires and Secretary	Title:	Vice President

By:	/s/ Allen Dea
Name:	Allen Dea
Title:	Vice President, Treasurer and Assistant Secretary